EXHIBIT (j)

                               Consent of Auditor




                          Independent Auditors' Consent


The Board of Directors and Shareholders
Sit Mutual Funds, Inc.
Sit Large Cap Growth Fund, Inc.
Sit Mid Cap Growth Fund, Inc.


We consent to the use of our report dated August 3, 2001 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Sub-Custodian; Counsel; Accountants" in Part B of the Registration Statement.




                                        /s/ KPMG LLP

                                        KPMG LLP
Minneapolis, Minnesota
October 12, 2001


                                      C-35